© Fifth Third Bancorp | All Rights Reserved © Fifth Third Bancorp | All Rights Reserved Fifth Third Bancorp 3Q22 Earnings Presentation October 20 th , 2022 Refer to earnings release dated October 20 th , 2022 for further information.

© Fifth Third Bancorp | All Rights Reserved This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”). There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein. Copies of those filings are available at no cost on the SEC’s website at www.sec.gov or on our website at www.53.com. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 3Q22 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. Cautionary statement 2

© Fifth Third Bancorp | All Rights Reserved • Generated strong revenue, and record adjusted revenue • Compared to 3Q21, PPNR increased 18% (adjusted PPNR increased 24%) • Net interest income increased 12% compared to 2Q22; NIM up 30 basis points compared to 2Q22 • Efficiency ratio of 53.7%, a 4 point improvement from 3Q21 • ACL ratio of 1.91%, an increase of 6 bps from 2Q22, or 2 bps excluding Dividend Finance • NPA ratio of 0.46% improved 1 bp compared to 2Q22 Reported 1 Adjusted 1 ROA Efficiency ratio ROTCE 1.28% 17.7% NIM 3.22%3.22% 1.25% 21.9% 53.3%53.7% ROE 15.3%14.9% excl. AOCI PPNR $1.02BN$1.01BN EPS $0.93$0.91 CET1 2 9.11% For end note descriptions, see end note summary starting on page 38 3Q22 highlights 3

© Fifth Third Bancorp | All Rights Reserved $1,192 $1,342 $1,502 3Q21 2Q22 3Q22 2.59% 2.92% 3.22% NII $ in millions; NIM change in bps 2Q22 to 3Q22 Reported NII & NIM Walk T o t a l n e t in t e r e s t i n c o m e ; $ m il li o n s NII NIM For end note descriptions, see end note summary starting on page 38 NII $1,3422Q22 2.92% NIM $1,502 3.22%3Q22 Securities portfolio Loan balances / mix 11 1 32 6 145 31Market rate benefit Increase in wholesale funding activity (4) (1) Higher day count 10 (1) Decline in average deposit balances / mix (25) (5) Net interest income 1 Other, net (1)(9) 4

Noninterest income


Total noninterest income; $ millions
$836
$794
$676
$732
$672
$727
3Q21
2Q22
3Q22
Noninterest income
Adjusted noninterest income
(excl. securities losses, net)[1]

Securities losses, net ($ in millions)	3Q21	2Q22	3Q22
Net loss attributable to legacy venture equity investments	-	$ 3	$ 28
Net losses attributable to non-qualified deferred compensation plans (NQDC)	1	26	7
Other losses, net	-	3	3
Securities losses, net	**$ 1**	**$ 32**	**$ 38**

Generally offset in expenses

3Q22 vs. 2Q22

- Adjusted noninterest income[1] down $5 million, or 1%
- Primary drivers:
  - Other noninterest income (down 30%) reflecting lower private equity income
  - Service charges on deposits (down 7%) reflecting elimination of consumer NSF fees and higher treasury management earnings credits
  - Partially offset by mortgage banking net revenue (up 123%) reflecting lower asset decay and smaller valuation losses on servicing rights

3Q22 vs. 3Q21

- Adjusted noninterest income[1] down $67 million, or 8%
- Primary drivers:
  - Mortgage banking net revenue (down 20%) reflecting a decrease in origination fees and gains on loan sales, as well as lower valuation adjustments on servicing rights
  - Commercial banking revenue (down 12%) reflecting decreases in corporate bond, M&A and syndication fees, offset by improvement in financial risk management

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38

5

Noninterest expense



Total noninterest expense; $ millions
$1,172
$1,157
$1,112
$1,112
$1,167
$1,167
3Q21
2Q22
3Q22
Noninterest expense
Adjusted noninterest expense[1]

3Q22 vs. 2Q22

- Adjusted noninterest expense[1] up $55 million, or 5%
- Primary drivers:
  - Compensation and benefits (up 4%) reflecting the impact of the recent minimum wage increase as well as the full quarter impact of Dividend Finance
  - Other noninterest expense (up 7%)
  - Marketing expense (up 25%) and technology and communications (up 8%) reflecting continued modernization investments

3Q22 vs. 3Q21

- Adjusted noninterest expense[1] up $10 million, or 1%
- Primary drivers:
  - Other noninterest expense (up 8%)
  - Technology and communications (up 8%) reflecting continued modernization investments
  - Marketing expense (up 21%)
  - Partially offset by:
    - Compensation and benefits (down 4%)

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38

6

© Fifth Third Bancorp | All Rights Reserved $66.7 $75.1 $75.8 $41.2 $43.8 $44.2 $107.9 $118.8 $120.0 3Q21 2Q22 3Q22 $37.2 $54.5 $57.7 $32.1 $9.6 $5.8 $69.3 $64.2 $63.5 2.86% 2.73% 2.86% $0. 0 $10 .0 $20 .0 $30 .0 $40 .0 $50 .0 $60 .0 $70 .0 $80 .0 3Q21 2Q22 3Q22 Interest earning assets +7% +13% $0.0 $0.0 $0.1 $5.2 $2.5 $1.9 $5.2 $2.5 $1.9 3Q21 2Q22 3Q22 Commercial Securities 1 Average securities 1 and short-term investmentsAverage loan & lease balances Commercial Consumer Total loan yield $ in billions; loan & lease balances excluding HFS Short-term investments Taxable securities yield Consumer Period-end loan & lease balances Period-end HFS loan & lease balances Commercial Consumer $ in billions Note: For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding +3% QoQ YoY % change NM NM QoQ YoY % change QoQ YoY % change QoQ YoY % change +3% $ in billions; loan & lease balances excluding HFS $ in billions +2% 1% 1 +14% +7%+1% (64%)(26%) (82%)(40%) +55%+6%$67.0 $74.4 $75.7 $41.0 $43.3 $43.9 $108.0 $117.7 $119.6 3.55% 3.61% 4.29% 3Q21 2Q22 3Q22 7

© Fifth Third Bancorp | All Rights Reserved $13.8 $15.8 $22.1 2.64% 2.56% 2.89% $0. 0 $5. 0 $10 .0 $15 .0 $20 .0 $25 .0 3Q21 2Q22 3Q22 $80.5 $76.3 $72.7 $81.8 $85.9 $84.5 $162.3 $162.2 $157.2 0.04% 0.09% 0.41% -0.02% 0.0 8% 0.1 8% 0.2 8% 0.3 8% 0.4 8% 0.5 8% 3Q21 2Q22 3Q22 Core deposits and wholesale funding Average wholesale funding balancesAverage core deposit balances Commercial Consumer Total IB core deposit rate $ in billions Total wholesale funding Wholesale funding cost Commercial Consumer Period-end core deposit balances Period-end wholesale funding balances $ in billions Note: totals shown above may not foot due to rounding QoQ YoY % change QoQ YoY % change QoQ YoY % change QoQ YoY % change $ in billions $ in billions $83.0 $73.8 $74.4 $81.9 $85.3 $84.9 $164.8 $159.0 $159.3 $0. 0 $20 .0 $40 .0 $60 .0 $80 .0 $10 0.0 $12 0.0 $14 0.0 $16 0.0 $18 0.0 3Q21 2Q22 3Q22 $13.0 $20.9 $20.7 3Q21 2Q22 3Q22 (5%) (10%) (2%) +3% +1% (10%) (1%) 60% 40% 60% +4% 8 flat Total wholesale funding

© Fifth Third Bancorp | All Rights Reserved 0.18% 0.20% 0.32% 0.40% 0.33% 0.40% 0.17% 0.10% 0.03% 0.10% 0.05% 0.19% 0.17% 0.68% 0.78% 0.66% 0.52% 0.40% 0.47% 0.43% 0.26% 0.16% 0.25% 0.24% 0.28% 0.36% 0.41% 0.44% 0.44% 0.35% 0.43% 0.27% 0.16% 0.08% 0.14%0.12% 0.21% 0.21% -0.10% 0.1 0% 0.3 0% 0.5 0% 0.7 0% 0.9 0% 1.1 0% 1.3 0% 3Q19 3Q20 3Q21 3Q22 Commercial NCO ratio Consumer NCO ratio Total NCO Ratio 0.47% 0.62% 0.60% 0.65% 0.84% 0.79% 0.72% 0.61% 0.52% 0.47% 0.49%0.47% 0.46% 0.37% 0.33% 0.35% 0.33% 0.29% 0.33% 0.28% 0.26% 0.25% 0.23% 0.25% 0.25% 0.28% 0.0 0% 0.2 0% 0.4 0% 0.6 0% 0.8 0% 1.0 0% 1.2 0% 3Q19 3Q20 3Q21 3Q22 NPA ratio 30-89 days past due as a % of Portfolio loans Early stage delinquencies and NPAs Net charge-offs (NCOs) ACL as % of portfolio loans and leases • Drivers of $96MM increase in ACL: • $85MM increase from loan balances and unfunded commitment growth • Remainder of growth reflecting macroeconomic forecast conditions • $63MM net increase related to Dividend Finance 2Q22 1 2Q22 1 For end note descriptions, see end note summary starting on page 38 Credit quality overview 2.00% 1.85% 1.80% 1.85% 1.91% -0.30% 0.2 0% 0.7 0% 1.2 0% 1.7 0% 2.2 0% 3Q21 4Q21 1Q22 2Q22 3Q22 9

© Fifth Third Bancorp | All Rights Reserved Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial loans and leases Residential mortgage loans Home equity Indirect secured consumer loans Credit card Other consumer loans Total consumer loans Allowance for loan & lease losses Reserve for unfunded commitments 1 Allowance for credit losses 97 1,158 254 124 221 941 199 $2,298 239 806 1.74% 0.57% 1.53% 1.44% 3.10% 1.08% 12.49% 3.85% 2.13% 1.75% 1.91% 1.43% 2.18% Allocation of allowance by product $ in millions 3Q22 Amount % of portfolio loans & leases For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding Change in Rate 0.84% (0.31%) 0.28% (0.17%) (0.27%) 0.15% 1.16% (0.03%) (0.33%) 0.06% 0.06% 0.61% 0.21% (0.13%) 0.04% (0.02%) 0.03% 0.16% 0.25% 0.35% 0.13% 0.05% 0.02% (0.25%) Compared to: 2Q22 CECL Day 1 0.09% 0.19% Allowance for credit losses 2,099 16 180 162 10 6 bps increase in ACL compared to prior quarter (2 bps increase excluding Dividend Finance)

Strong capital and liquidity position

Regulatory capital position

Common equity tier 1 ratio[1]

- Targeting 9.25% area CET1[2] at year-end



8.95%
~38 bps
(~10 bps)
(~14 bps)
~2 bps
9.11%
2Q22
Net income to common
RWA
Common dividends
Other
3Q22

Liquidity position

$ in billions; as of 9/30/2022

Liquidity Sources	
Fed Reserves	~$5
Unpledged Investment Securities	~$44
Available FHLB Borrowing Capacity	~$7
Current Fed Discount Window Availability	~$42
Total	**~$99**

- Loan-to-core deposit ratio of 75%
- ~$99 billion of available liquidity sources
- $5.4 billion in Holding Company cash, sufficient to satisfy all fixed obligations in a stressed environment for ~23 months

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

11

© Fifth Third Bancorp | All Rights Reserved 12 1 Innovative, software-enabled products that simplify customers’ lives and enhance the client experience Sustained organic growth from positioning the bank to benefit from secular trends and through gaining market share Proactive balance sheet management (credit risk, rate risk, capital) positioning the bank to serve clients and perform well in any environment Commitment to living our purpose every day to improve the lives of our customers and the well-being of our communities Strong profitability and returns driven by expense discipline and relationship profitability focus What you should expect from Fifth Third 2 3 4 5

© Fifth Third Bancorp | All Rights Reserved Net interest income 1 Noninterest income 1 up 6 – 7% Noninterest expense 1 up 3 – 4% up ~5% (3Q22 baseline: $1.502BN) (3Q22 baseline: $727MM) (3Q22 baseline: $1.167BN) Net charge-off ratio 20 – 25 bps Effective tax rate ~23% For end note descriptions, see end note summary starting on page 38 As of October 20, 2022; please see cautionary statements on page 2 Total revenue 1 up ~7% (3Q22 baseline: $2.191BN; Includes securities g/l) PPNR 1 up 11 – 12% (3Q22 baseline: $1.024BN; includes securities g/l) (including HFS) Avg. loans & leases stable to up 1% Current expectations 4Q22 compared to 3Q22 13 up ~6% excluding securities losses associated with legacy venture investments guidance assumes 12/31/22 Fed funds rate of 4.50%

© Fifth Third Bancorp | All Rights Reserved Appendix 14

© Fifth Third Bancorp | All Rights Reserved 15 Our purpose, vision, and core values support our commitment to generating sustainable value for stakeholders Our Vision Be the One Bank people most value and trust Our Core Values Our Purpose To improve the lives of our customers and the well-being of our communities Work as One Bank Take Accountability Be Respectful Act with Integrity Living our purpose guided by our vision and values

Sustainability priorities and metrics

Addressing climate change

$12BN in sustainable financing towards $100BN goal

150 due diligence reviews for sensitive sectors in compliance with E&S Policy[1]

50% reduction in Scope 1 and 2 GHG emissions since 2014

100% renewable energy purchased since 2019

Achieved carbon neutrality in our operations since 2020[4]

$500MM inaugural Green Bond issued in October 2021

Promoting inclusion and diversity

$2.8BN accelerating racial equality, equity and inclusion initiative

38% board diversity[2]

59% women; **27%** persons of color in workforce

>99% pay equity for women and minorities[4]

$88MM Tier 1 diverse supplier spend, **~9%** of net addressable spend (up from 7% in 2020)

Launched **Empowering Community Leaders** career development growth program

Keeping the customer at the center

99% of banking centers remained open since the start of the pandemic

13MM customer outreach calls in 2021

3% consumer household growth

Low reliance on punitive consumer fees, with **$16MM overdraft fees avoided** with Extra Time®

2M+ mobile banking users

17% reduction in complaints since 2019

Demonstrating our commitment to employees

$20/hour minimum wage with over 40% of workforce receiving mid-year compensation increase

Special COVID bonus awarded to 7,500+ eligible front-line employees during pandemic

Up to 7% 401(k) employer contribution with **84%** participation

~765K hours of training (39 hours average / FTE)

Strengthening our communities

$180MM Neighborhood Investment Program in nine majority-Black communities

$1.3BN provided in community development lending and investment

$41MM in charitable donations to support communities

~3MM people educated through our LIFE programs[3]

~97K hours of community service and **$6MM** in employee giving

Fifth Third is committed to supporting customers, communities and employees

16

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38

A recognized leader in sustainability among peers

Recent actions

$500,000 donated for hurricane relief in Florida
Through Fifth Third Foundation in addition to other assistance programs

Published 3rd ESG report
Available on ir.53.com

Announced 10-year $100BN Environmental & Social Finance Target
Expansion of the original $8BN renewable energy goal achieved in June 2022

Aligned executive compensation to ESG topics
ESG Funding Modifier added to 2022 Variable Compensation Plan

Established sustainability office
Leading comprehensive environmental, social and governance strategy, which includes the Bank's climate strategy and sustainable finance initiatives

Acquisition of Dividend Finance
A leading fintech point-of-sale (POS) lender, providing financing solutions for residential renewable energy and sustainability-focused home improvement

$20 minimum wage per hour
Effective July 2022, increase from $18 per hour since 2019

Expanded operational sustainability goals
Announced six new operational sustainability targets to be achieved by 2030, including Scope 1 and 2 GHG emissions reduction of 75%

Third-party recognitions

2022 WORLD'S MOST ETHICAL COMPANIES® WWW.ETHISPHERE.COM 3-TIME HONOREE

FTSE4Good

AMERICA'S MOST RESPONSIBLE COMPANIES 2022 Newsweek statista

THE BEST EMPLOYERS FOR DIVERSITY Forbes 2022

Bloomberg Gender-Equality Index 2022

3BL MEDIA Responsible CEO of the Year Community Impact 2021

#1 Rank for customer COVID Response
2021 Financial Health and Advice from a leading study

Top Workplace in Financial Services
Recognized by Energage in 2022

HUMAN RIGHTS CAMPAIGN **Perfect 100% Score**
Human Rights Campaign Corporate Equality Index for seventh consecutive year

CDP **A- Leadership Band**
2019, 2020 and 2021 CDP surveys

BankOn **BankOn National Certification**
For Express Banking account

MSCI	S&P Global	ESG Risk Rating[2]	CSRHub	SSGA	Refinitiv
ESG Rating	ESG Score	August 2022	ESG Ranking	R-Factor Score	ESG Combined Score
Nov 2021 (last update)	Corporate Sustainability Assessment		August 2022	August 2022	July 2022
A	83rd percentile	Low Risk	92nd percentile	Outperformer	A- (79/100)
Upgraded 3 notches	Top among peers[1]	Top quartile among peers[1]	Top among peers[1]	Top 10-30% among Commercial Banks	Top among peers[1]

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38

17

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs


$0
$1,150
$2,250
$1,500
$750
$5,737
2022
2023
2024
2025
2026
2027 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Composition of deposits by segment

Average as of 3Q22


38%
8%
54%
Consumer and Small Business Banking
Wealth & Asset Management
Commercial Banking

Holding company:

- Holding Company cash as of September 30, 2022: $5.4BN
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~23 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- The Holding Company issued the following long-term debt in 3Q22:
  - $1BN 8NC7 fixed-to-floating rate debt
- The Holding Company did not have long-term debt maturities in 3Q22

Bank entity:

- The Bank did not issue or have long-term debt maturities in 3Q22
- Available and contingent borrowing capacity (3Q22):
  - FHLB ~$6.8BN available, ~$14.0BN total
  - Federal Reserve ~$42.4BN

© Fifth Third Bancorp | All Rights Reserved

18

Recent non-bank acquisitions

Dividend Finance

- Closed acquisition of Dividend Finance on May 10, 2022
- Dividend Finance is a national tech-enabled point-of-sale finance provider assisting homeowners with the renewable energy transition (solar and home improvement loans)
- Leading consumer solar project loan originator with a focus on prime and super-prime borrowers
- ~$1.4BN in balances as of 9/30/22 compared to ~$650MM as of 6/30/22

Forecasted ACL build of $80 to $90 million in the 4th quarter driven by new production[1]

Provide

- Closed acquisition of Provide on August 2, 2021
- Provide is the leading fintech in the healthcare practice finance segment
- Post-acquisition, added 5 additional products, expanded salesforce, and entered Veterinary vertical
- Significant success in deepening relationships with ~70% deposit penetration and ~50% TM penetration
- ~$1.6BN in balances as of 9/30/22 compared to ~$1.4BN as of 6/30/22

Dividend Finance expectations[1]

✓ Continue to expect through-the-cycle NCOs in the 1.30% area[1]



Estimated
~$2.6B
~$2.1B
$0.9B
~190%
2021
2022E

Expect ~$1.0B in production in 4Q22

Provide expectations[1]

✓ Continue to expect through-the-cycle NCOs in the 0.25% to 0.30% range[1]



Estimated
~$1.2B
$0.7B
$0.4B
~80%
2021
2022E

Pre-close production
Post-close production

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38

19

© Fifth Third Bancorp | All Rights Reserved Paycheck Protection Program update $16 $11 $6 $3 $2 $31 $25 $14 $10 $4 $47 $36 $20 $12 $6 3Q21 4Q21 1Q22 2Q22 3Q22 Other Accelerated Fees From Forgiveness $2.3 $1.3 $0.7 $0.4 $0.2 3Q21 4Q21 1Q22 2Q22 3Q22 $3.1 $1.8 $1.0 $0.5 $0.3 3Q21 4Q21 1Q22 2Q22 3Q22 Average PPP loan balances Period-end PPP loan balances PPP interest income • Originated $7.3BN in PPP loans across all 3 waves • Projected loan balances 1 • FY22 Average Balance: $0.5BN • 4Q22 Average Balance: $0.2BN • Expect FY22 interest income of ~$40MM 1 $ in millions $ in billions $ in billions For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding 20

© Fifth Third Bancorp | All Rights Reserved • Third-party serviced GNMA forbearance loan purchases: • 4Q20: $2.1BN • 1Q21: $0.6BN • 2Q21: $1.0BN • 3Q21: $0.3BN • 4Q21: $0.7BN • Expect FY22 NII of ~$62MM compared to ~$115MM in FY21 • Expect FY22 servicing expenses of ~$23MM compared to ~$50MM in FY21 • Relatively minor noninterest income in both FY21 and FY22 • GNMA forbearance projections are incorporated into outlook $4.6 $2.5 $0.9 $0.4 $0.0 0.0 0 1.0 0 2.0 0 3.0 0 4.0 0 5.0 0 3Q22 4Q22 1Q23 2Q23 3Q23 $11.5 $10.4 $4.5 $0.9 $1.0 -1.00 1.0 0 3.0 0 5.0 0 7.0 0 9.0 0 11. 00 13. 00 15. 00 3Q22 4Q22 1Q23 2Q23 3Q23 $1.1 $0.6 $0.3 $0.1 $0.0 3Q22 4Q22 1Q23 2Q23 3Q23 Average loan balances $ in billions Net interest income $ in millions Servicing expenses $ in millions actual actual actual For end note descriptions, see end note summary starting on page 38 GNMA forbearance loan purchase update 1 21

Balance sheet positioning

Commercial loans[1,2,3]

$26.5BN fixed [3] | $49.1BN variable [1,2]

- 1M based: 43%[7, 12]
- 3M based: 7%[7, 12]
- Prime & O/N based: 14%[7,12]
- Other based: 1%[7,10, 12]
- Weighted avg. life: 2.0 years[1,3]



4%
7%
14%
75%

C&I	31% Fix | 69% Variable
Coml. mortgage	42% Fix | 58% Variable
Coml. construction	28% Fix | 72% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$37.1BN fixed | $7.1BN variable [1]

- 1M based: 2%[8,12]
- 12M based: 2%[8,12]
- Prime: 12%[8]
- Other based: 0%[8,12,13]
- Weighted avg. life: 3.8 years[1]



4%
10%
9%
38%
39%

Auto/Indirect	97% Fix | 3% Variable
Resi mtg.& construction	96% Fix | 4% Variable
Home equity	7% Fix | 93% Variable
Other	73% Fix | 27% Variable
Credit card	40% Fix | 60% Variable

Investment portfolio

- 67% allocation to bullet/ locked-out cash flow securities
- AFS yield: 2.87%[5]
- Effective duration of 5.5[6]
- Net unrealized pre-tax loss: $6.1BN
- 99% AFS[11]



22%
23%
55%

Level 1	100% Fix | 0% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	84% Fix | 16% Variable

Includes $5.3BN non-agency CMBS (All super-senior, AAA-rated securities; 57.9% WA LTV, ~37.9% credit enhancement)

Long-term debt[4]

$7.7BN fixed | $4.0BN variable[4]

- 1M based: 27%[9]
- 3M based: 7%[9]
- Weighted avg. life: 4.9 years



1%
3%
24%
72%

Senior debt	63% Fix | 37% Variable
Sub debt	71% Fix | 29% Variable
Auto securiz. proceeds	100% Fix | 0% Variable
Other	85% Fix | 15% Variable

- **The information above incorporates the impact of $15BN in active cash flow hedges ($8BN in C&I receive-fixed swaps, $4BN in CRE receive-fixed swaps, $3BN in floors with a 2.25% strike against 1ML) and ~$4.0BN fair value hedges associated with long-term debt (receive-fixed swaps).**
- **The impacts of PPP loans (given the expected temporary nature) are excluded**

22

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

Managing rate risk against conservative outcomes

Estimated NII sensitivity profile and ALCO policy limits

	% Change in NII (FTE)		ALCO policy limit	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	**(2.4%)**	**(2.1%)**	**(4.0%)**	**(6.0%)**
+100 Ramp over 12 months	**(1.7%)**	**(1.2%)**	**NA**	**NA**
-200 Ramp over 12 Months	**(3.5%)**	**(9.8%)**	**(8.0%)**	**(12.0%)**

Estimated NII sensitivity at specific betas

	Beta of 50%		Beta of 60%	
Change in interest rates (bps)	12 months	13 to 24 months	12 months	13 to 24 months
+200 Ramp over 12 months	**1.5%**	**4.7%**	**(0.2%)**	**1.6%**
+100 Ramp over 12 months	**0.8%**	**2.5%**	**(0.1%)**	**1.0%**

Dynamic beta models assume approximately 75% - 80% effective betas in our baseline NII sensitivity used in IRR simulations.[1]

- Models are calibrated to performance in prior rate cycles
- In 2022, we have significantly outperformed modeled betas
- Additionally, rate risk measures assume **no deposit re-pricing lags** and $2BN of DDA runoff per 100 bps of rate hikes

As of September 30, 2022:

- 47% of HFI loans were variable rate net of existing hedges (65% of total commercial; 17% of total consumer)[2]
- Short-term borrowings represent approximately 32% of total wholesale funding, or 4% of total funding
- Approximately $10.2 billion in non-core funding matures beyond one year

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38

23

© Fifth Third Bancorp | All Rights Reserved $15 4Q29 $14 3Q30 $12 $12 $11 $11 $11 $7 $7 $6 $5 $5 $1 $1 $1 $5 $5 $6 $7 $10 $3 $3 $3 $3 $3 $3 $3 $3 $3 $15 $15 $15 $15 $15 $15 $15 $15 $15 $15 3Q22 4Q22 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 Floors Forward starting swaps Existing swaps ($3BN @ 2.25% 1-month LIBOR strike) Cash flow hedges continue to protect NIM 1 EOP notional value of cash flow hedges ($ in billions) Actual Gross receive fixed rate of swaps: • 3Q22-4Q22: 2.35% • 1Q23-3Q23: 2.37% • 4Q23-1Q24: 2.34% • 2Q24: 2.35% • 3Q24: 2.34% • 4Q24: 2.50% • 1Q25-4Q29: 3.17% ($15BN at weighted average receive fixed rate of 3.17%) 2 $10 4Q30 For end note descriptions, see end note summary starting on page 38 Cash flow hedges Added $5BN of forward starting swaps since 2Q22; swap protection extends into 2032 ($2BN added in 3Q22, $3BN added in 4Q22) 24

© Fifth Third Bancorp | All Rights Reserved Mortgage banking results $78 $37 $25 $23 $24 $63 $67 $71 $81 $81 $9 ($5) $9 ($19) ($1) ($64) ($64) ($53) ($54) ($35) -$100 -$75 -$50 -$25 $0 $25 $50 $75 $100 $125 $150 $175 $200 3Q21 4Q21 1Q22 2Q22 3Q22 $3.8 $2.7 $2.2 $3.0 $3.3 $1.2 $1.6 $1.2 $1.3 $0.7 $5.0 $4.3 $3.5 $4.3 $4.0 3Q21 4Q21 1Q22 2Q22 3Q22 Gross servicing fees $ in millions Mortgage banking net revenue Mortgage originations and margins • Mortgage banking net revenue increased $38 million from the prior quarter, primary reflecting a $19 million reduction in MSR asset decay and an $18 million increase from MSR net valuation adjustments. • $4.0 billion in originations, down 7% from the prior quarter and down 20% compared to the year-ago quarter; ~83% purchase volume Origination fees and gains on loan sale MSR decay Net MSR Valuation Note: totals shown above may not foot due to rounding $ in billions Originations HFS Originations HFI 1.57% 1.68% 0.95% 1.10% 1.10% 1.18% 0.84% 0.85%Gain-on-sale margin Gain-on-sale margin represents gains on all loans originated for sale divided by salable originations. Rate lock margin Rate lock margin represents gains recorded associated with salable rate locks divided by salable rate locks. 0.95% 0.80% 25 $86 $35 $52 $31 Mortgage banking net revenue $69

© Fifth Third Bancorp | All Rights Reserved $45 $22 $11 4Q22 4Q23 4Q24 Estimated potential GAAP noninterest income recognition 1,2 $ in millions; pre-tax For end note descriptions, see end note summary starting on page 38 Future TRA payment schedule 26

Preferred dividend schedule

Upcoming preferred dividend schedule[1]

$ in millions	4Q22	1Q23	2Q23	3Q23
Series H[2]	~$15	-	~$15	~$12
Series I	~$8	~$8	~$8	~$8
Series J *Floating (3ML + 3.129%)[2]*	~$5	~$6	~$6	~$6
Series K	~$3	~$3	~$3	~$3
Series L	~$4	~$4	~$4	~$4
Class B Series A	~$3	~$3	~$3	~$3
Total	**~$38**	**~$23**	**~$39**	**~$35**

27

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 28 $47.8 $49.6 $52.6 $55.5 $56.6 $47.8 $51.7 $53.9 $56.1 $56.4 0 0.2 0.4 0.6 0.8 1 1.2 $0. 0 $10 .0 $20 .0 $30 .0 $40 .0 $50 .0 $60 .0 3Q21 4Q21 1Q22 2Q22 3Q22 Portfolio loans $ in billions (3.1%) 0.6% 8.0% 4.4% 4.1% Period-end QoQ change Average QoQ change (1.7%) (2.1%) 3.8% 6.0% 5.5% Average – C&I Period-end – C&I 37.6% 33.4% 31.8% 31.2% 31.3% 31.1% 33.4% 35.5% 36.8% 37.2% 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 Key statistics NCO ratio 1 0.11% 0.07% 0.24% 30-89 Delinquencies 0.22% 0.16% 0.19% 90+ Delinquencies 0.00% 0.02% 0.01% Nonperforming Loans 2 0.73% 0.50% 0.48% Revolving Line Utilization Trend 3 04 24% % 15 9% 22% 1 1% 3% 61 48% 5% 2.1%5.5%6.0%3.8(2.1) 0.6%14 48.00 6 3Q21 2Q22 3Q22 Commercial & industrial overview For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved Commercial real estate overview 29 Non-Owner Occupied 54% Owner Occupied 46% Multifamily 30% Home Builder 20% Industrial 9% Hospitality 8% Office 10% Retail 3% Other 20% NCO ratio 1 30-89 Delinquencies 90+ Delinquencies Nonperforming Loans 2 CRE Mortgage Balance by owner occupancy CRE Construction Balance by property type $10.5 $10.3 $10.3 $10.2 $10.3 $10.5 $10.7 $10.7$10.7 Average – Commercial Mortgage Average – Commercial Construction Period-end – Commercial Mortgage Period-end – Commercial Construction $10.3 Portfolio loans Key statistics Period-end QoQ change Average QoQ change (0.02%) 0.07% (0.03%) 0.23% 0.07% 0.10% 0.01% 0.00% 0.00% 0.32% 0.30% 0.25% 3Q21 2Q22 3Q22 $10.3 $10.2 $10.5 $ 7 $10.8 $10.3 $10.3 $10.7 $10.7 $10.9 $5.7 $5.3 $5.4 $5.4 $5.6$5.5 $5.2 $5.4 $5.4 $5.6 $15.8 $15.6 $16.1 $16.1 $16.5 $16.0 $15.6 $15.9 $16.1 $16.3 $0. 0 $2. 0 $4. 0 $6. 0 $8. 0 $10 .0 $12 .0 $14 .0 $16 .0 $6. 0 $6. 5 $7. 0 $7. 5 $8. 0 $8. 5 $9. 0 $9. 5 $10 .0 $10 .5 $11 .0 3Q21 4Q21 1Q22 2Q22 3Q22 1.5%1.1%2.0%(2.9%)(2.8%) (2.8%) (1.3%) 3.6% (0.1%) 2.6% For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding $ in billions

© Fifth Third Bancorp | All Rights Reserved Residential mortgage overview 30 $16.2 $16.2 $16.5 $17.4 $17.6 $16.2 $16.4 $17.1 $17.6 $17.6 3Q21 4Q21 1Q22 2Q22 3Q22 2Q21 1Q22 2Q22 NCO ratio 1 30-89 Delinquencies 0.12% 0.09% 0.09% 90+ Delinquencies 0.35% 0.08% 0.05% Nonperforming Loans 2 0.30% 0.51% 0.60% Weighted average FICO at origination 3 Weighted average LTV at origination $ in billions 0.5% 2.1% (0.2%) 1.9% 5.2% 4% 13% 15% 69% Portfolio FICO score at origination 3 750+720-749<660 660-719 2.3% 0.2% 1.5% 4.6% 2.5% Average Period-end Portfolio loans Key statistics Period-end QoQ change Average QoQ change 3 2 3 (0.02%) (0.02%) (0.02%) 0.1 . .10 0.38 . 5 . 4 0.24 .60 5 764 765 766 72% 71% 71% 1 55.2%1.9(0.2)2 1 0.22.5%4.61.50.2 For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 2Q21 1Q22 2Q22 NCO ratio 1 (0.09%) (0.07%) (0.06%) 30-89 Delinquencies 0.44% 0.64% 0.56% 90+ Delinquencies 0.02% 0.03% 0.05% Nonperforming Loans 2 1.87% 1.97% 1.84% Weighted average FICO at origination 3 762 764 765 Weighted average LTV at origination 69% 68% 68% Home equity overview 31 $4.4 $4.2 $4.0 $3.9 $4.0 $4.3 $4.1 $3.9 $3.9 $4.0 3Q21 4Q21 1Q22 2Q22 3Q22 2% 17% 16% 65% Portfolio FICO score at origination 3 (6.7%) (5.7%) (5.2%) (4.1%) (2.8%) (5.6%) (5.9%) (4.5%) (4.1%) (0.3%) Average Period-end 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change 3Q21 2 3 (13) 6%) ( .08%) 0.5 56% .55% 0. 5% .03% 1. 2 84% .70% 5 67 7% 1.6%(2.8)(4.1(2)5. ) 2.4%(0.3)(4.1(4.5)( .9%) For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved Indirect secured consumer overview 32 $15.6 $16.3 $17.1 $17.2 $16.8 $16.0 $16.8 $17.4 $17.0 $16.6 3Q21 4Q21 1Q22 2Q22 3Q22 5.4% 6.0% 4.8% 4.8% 0.6% 2% 22% 17% 60% 2Q21 1Q22 2Q22 NCO ratio 1 0.01% 0.17% 0.13% 30-89 Delinquencies 0.45% 0.62% 0.59% 90+ Delinquencies 0.03% 0.05% 0.05% Nonperforming Loans 2 0.32% 0.13% 0.11% Weighted average FICO at origination 764 768 767 Weighted average LTV at origination 89% 88% 88% Portfolio FICO score at origination 750+720-749<660 660-719 86% 14% Auto Specialty Lending Includes primarily RV & Marine 6.0% 5.3% 4.9% 3.8% (2.3%) Average Period-end $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change 3Q2 2 3 (0.02) 3 24% 0.52 59 64% 0. 5 6% 0.2 1 09% 765 7 8 88% (2.8%)0.6%4 86 0 (2.2%)(2.3%)3 84 95 3 For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding 5

© Fifth Third Bancorp | All Rights Reserved Credit card overview 33 $1.7 $1.7 $1.7 $1.7 $1.8$1.7 $1.8 $1.7 $1.8 $1.8 3Q21 4Q21 1Q22 2Q22 3Q22 (5.8%) (1.2%) (0.5%) (2.8%) 0.8% (0.9%) (2.7%) 1.3% (4.3%) 4.3% Average Period-End 4% 29% 20% 47% 2Q21 1Q22 2Q22 NCO ratio 1 4.52% 3.13% 3.26% 30-89 Delinquencies 0.84% 1.01% 0.96% 90+ Delinquencies 0.78% 0.83% 0.74% Nonperforming Loans 2 1.51% 1.36% 1.30% Weighted average FICO at origination 3 739 741 742 Portfolio FICO score at origination 3 750+720-749<660 660-719 $ in billions Portfolio loans Key statistics Period-end QoQ change Average QoQ change 3Q21 2 3 2.70% 3.26% 2.69% 0.97% 0.96% 1.02% 0.80 0.74 . 9 1.38% 1.30% 1.30% 740 7 2 3.10.2 8 )0 5 )1 2 ) 0 4.(4)1 32 7 ) For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved 3Q21 4Q21 1Q22 2Q22 3Q22 212$ 179$ 161$ 211$ 220$ Transfers to nonaccrual status 33 30 97 64 56 Transfers to accrual status (45) (30) (23) (29) (22) Transfers to held for sale - - - - - Loan paydowns/payoffs (14) (13) (16) (20) (20) Transfers to OREO - - (1) (1) (1) Charge-offs (7) (5) (7) (6) (10) Draws/other extensions of credit - - - 1 1 179$ 161$ 211$ 220$ 224$ Balance, beginning of period Balance, end of period 3Q21 4Q21 1Q22 2Q22 3Q22 409$ 349$ 337$ 323$ 319$ Transfers to nonaccrual status 47 62 54 49 91 Transfers to accrual status - (26) (2) - - Transfers to held for sale (1) (2) (4) - (19) Loan paydowns/payoffs (97) (21) (52) (17) (48) Transfers to OREO - - - - - Charge-offs (10) (28) (11) (37) (47) Draws/other extensions of credit 1 3 1 1 2 349$ 337$ 323$ 319$ 298$ Balance, beginning of period Balance, end of period Commercial Consumer Total NPL $ in millions $ in millions $ in millions For end note descriptions, see end note summary starting on page 38 NPL 1 Rollforward 34 Total NPL 528$ 498$ 534$ 539$ 522$ Total new nonaccrual loans - HFI 80$ 92$ 151$ 113$ 147$

© Fifth Third Bancorp | All Rights Reserved 3Q22 adjustments and notable items Adjusted EPS of $0.93 1 3Q22 reported EPS of $0.91 included a negative $0.02 impact from the following notable item: • $17 million pre-tax (~$13 million after-tax 2 ) charge related to the valuation of the Visa total return swap For end note descriptions, see end note summary starting on page 38 35

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended September 2022	June 2022	March 2022	December 2021	September 2021
Net income (U.S. GAAP) (a)	$653	$562	$494	$662	$704
Net income (U.S. GAAP) (annualized) (b)	$2,591	$2,254	$2,003	$2,626	$2,793
Net income available to common shareholders (U.S. GAAP) (c)	$631	$526	$474	$627	$684
Add: Intangible amortization, net of tax	10	9	9	9	9
Tangible net income available to common shareholders (d)	$641	$535	$483	$636	$693
Tangible net income available to common shareholders (annualized) (e)	$2,543	$2,146	$1,959	$2,523	$2,749
Net income available to common shareholders (annualized) (f)	$2,503	$2,110	$1,922	$2,488	$2,714
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$18,864	$19,248	$21,402	$22,449	$22,927
Less: Average preferred stock (h)	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
Average goodwill	(4,926)	(4,744)	(4,514)	(4,514)	(4,430)
Average intangible assets and other servicing rights	(188)	(158)	(150)	(162)	(149)
Average tangible common equity (i)	$11,634	$12,230	$14,622	$15,657	$16,232
Less: Average accumulated other comprehensive income ("AOCI")	3,037	2,397	(129)	(1,382)	(1,980)
Average tangible common equity, excluding AOCI (j)	$14,671	$14,627	$14,493	$14,275	$14,252
Adjustments (pre-tax items)					
Valuation of Visa total return swap	17	18	11	19	17
Fifth Third Foundation contribution	-	-	-	-	15
Net business acquisition and disposition charges/(gain)	-	6		-	(60)
Special COVID staffing bonus to front-line employees	-	-	-	10	-
Adjustments - after-tax[1] (k)	13	19	8	22	(21)
Adjusted net income [(a) + (k)]	$666	$581	$502	$684	$683
Adjusted net income (annualized) (l)	$2,642	$2,330	$2,036	$2,714	$2,710
Adjusted net income available to common shareholders [(c) + (k)]	$644	$545	$482	$649	$663
Adjusted net income available to common shareholders (annualized) (m)	$2,555	$2,186	$1,955	$2,575	$2,630
Adjusted tangible net income available to common shareholders [(d) + (k)]	$654	$554	$491	$658	$672
Adjusted tangible net income available to common shareholders (annualized) (n)	$2,595	$2,222	$1,991	$2,611	$2,666
Average assets (o)	$206,688	$205,897	$209,150	$209,604	$205,449
Metrics:					
Return on assets (b) / (o)	1.25%	1.09%	0.96%	1.25%	1.36%
Adjusted return on assets (l) / (o)	1.28%	1.13%	0.97%	1.29%	1.32%
Return on average common equity (f) / [(g) + (h)]	14.9%	12.3%	10.0%	12.2%	13.0%
Adjusted return on average common equity (m) / [(g) + (h)]	15.3%	12.8%	10.1%	12.7%	12.6%
Return on average tangible common equity (e) / (i)	21.9%	17.5%	13.4%	16.1%	16.9%
Adjusted return on average tangible common equity (n) / (i)	22.3%	18.2%	13.6%	16.7%	16.4%
Adjusted return on average tangible common equity, excluding AOCI (n) / (j)	17.7%	15.2%	13.7%	18.3%	18.7%

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

36

Non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries $ and shares in millions (unaudited)	For the Three Months Ended September 2022	June 2022	March 2022	December 2021	September 2021
Average interest-earning assets (a)	$185,378	$184,406	$187,894	$187,045	$182,801
Net interest income (U.S. GAAP) (b)	$1,498	$1,339	$1,195	$1,197	$1,189
Add: Taxable equivalent adjustment	4	3	3	3	3
Net interest income (FTE) (c)	$1,502	$1,342	$1,198	$1,200	$1,192
Net interest income (FTE) (annualized) (d)	$5,959	$5,383	$4,859	$4,761	$4,729
Noninterest income (U.S. GAAP) (e)	$672	$676	$684	$791	$836
Valuation of Visa total return swap	17	18	11	19	17
Net disposition charges/(gain)	-	6	-	-	(60)
Adjusted noninterest income (f)	$689	$700	$695	$810	$793
Add: Securities (gains)/losses	38	32	14	19	1
Adjusted noninterest income, (excl. securities (gains)/losses)	$727	$732	$709	$829	$794
Noninterest expense (U.S. GAAP) (g)	$1,167	$1,112	$1,222	$1,206	$1,172
Fifth Third Foundation contribution	-	-	-	-	(15)
Special COVID staffing bonus to front-line employees	-	-	-	(10)	-
Adjusted noninterest expense (h)	$1,167	$1,112	$1,222	$1,196	$1,157
Metrics:					
Revenue (FTE) (c) + (e)	2,174	2,018	1,882	1,991	2,028
Adjusted revenue (c) + (f)	2,191	2,042	1,893	2,010	1,985
Pre-provision net revenue [(c) + (e) - (g)]	1,007	906	660	785	856
Adjusted pre-provision net revenue [(c) + (f) - (h)]	1,024	930	671	814	828
Net interest margin (FTE) (d) / (a)	3.22%	2.92%	2.59%	2.55%	2.59%
Efficiency ratio (FTE) (g) / [(c) + (e)]	53.7%	55.1%	64.9%	60.6%	57.8%
Adjusted efficiency ratio (h) / [(c) + (f)]	53.3%	54.5%	64.6%	59.5%	58.3%

37

© Fifth Third Bancorp | All Rights Reserved

For end note descriptions, see end note summary starting on page 38; totals shown above may not foot due to rounding

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 3 end notes 1. Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 36 and 37 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Current period regulatory capital ratios are estimated. Slide 4 end notes 1. Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 36 and 37 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 5 end notes 1. Non-GAAP measure: see reconciliation on pages 36 and 37 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 6 end notes 1. Non-GAAP measure: see reconciliation on pages 36 and 37 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 7 end notes 1. Includes taxable and tax-exempt securities. Slide 9 end notes 1. Excludes HFS loans. Slide 10 end notes 1. 3Q22 commercial and consumer portfolio make up $128 and $71M, respectively, of the total reserve for unfunded commitment. Slide 11 end notes 1. Current period regulatory capital ratios are estimated. 2. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 13 end notes 1. Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 16 end notes Data is for fiscal year 2021, unless otherwise noted. 1. 9/23/2020 - 3/31/2022. 2. As of 7/5/2022 and in terms of ethnicity or gender. 3. Since 2004 4. Refer to the 2021 ESG report for additional details on methodology. Slide 17 end notes 1. Peer group comprises of Fifth Third’s board approved peers. 2. From leading third-party ESG data provider. 38

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 19 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 20 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 21 end notes 1. See forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. Slide 22 end notes Note: Data as of 9/30/22. 1. Excludes HFS Loans & Leases. 2. Fifth Third had $15B of commercial variable loans classified as fixed given the impacts of $3BN in floors with a 2.25% 1ML strike, $8BN in C&I receive-fix swaps, and $4BN in CRE receive-fix swaps; Excludes forward starting swaps & floors 3. Excludes ~$0.2BN in Small Business Administration Paycheck Protection Program (PPP) loans. 4. Fifth Third had $705MM 3ML receive-fix swaps and $2.25BN 1ML receive-fix swaps, and $1.0BN SOFR receive-fix swaps outstanding against long-term debt, which are being included in floating long-term debt. 5. Yield of the 3Q22 weighted average taxable and non-taxable (tax equivalent) available for sale portfolio. 6. Effective duration taxable and non-taxable available for sale portfolio. 7. As a percent of total commercial, excluding PPP loans. 8. As a percent of total consumer. 9. As a percent of par. 10. Includes 12M term, 6M term, and Fed Funds based loans. 11. Excludes equity securities. 12. Term points include LIBOR, SOFR, BSBY, AMERIBOR, Treasuries & FX curves 13. Includes overnight term, 3M term, 6M term, 12M term and Fed Funds Slide 23 end notes Note: Data as of 09/30/22; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies 1. Re-pricing percentage or “beta” is the estimated change in yield after the 12-month ramp scenarios are fully realized and therefore reflects year-2 2. Excludes ~$0.2BN in Small Business Administration Paycheck Protection Program (PPP) loans Slide 24 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures; All swaps are receive fixed / pay 1-month LIBOR. 2. $3BN floors mature on 12/16/2024. Slide 26 end notes 1. Assumes FIS will have sufficient taxable income to utilize TRA related deductions and have a marginal tax rate of 25%. 2. See forward-looking statements on page 2. Slide 27 end notes 1. Represents forward looking statement, please refer to page 2 of this presentation regarding forward-looking non-GAAP measures 2. Projected dividends for Series J and Series H (converts to floating in 3Q23) reflect 3m LIBOR plus applicable spread. Given the ongoing LIBOR transition, these will transition to SOFR-based calculations (pursuant to the Federal LIBOR legislation) on 6/30/2023). 39

© Fifth Third Bancorp | All Rights Reserved Earnings presentation end notes Slide 28 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. Total commercial portfolio line utilization. Slide 29 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 30 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired mortgage loans. Slide 31 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude certain acquired home equity loans. Slide 32 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. Slide 33 end notes 1. Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis. 2. Nonperforming portfolio loans and leases as a percent of portfolio loans and leases. 3. FICO distributions at origination exclude ~$80 million from credit loans on book primarily ~15+ years. Slide 34 end notes 1. Loan balances exclude nonaccrual loans HFS. Slide 35 end notes 1. Average diluted common shares outstanding (thousands); 694,593; all adjusted figures are non-GAAP measures; see reconciliation on pages 36 and 37 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release. 2. Assumes a 23% tax rate. Slide 36 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 1. Assumes a 23% tax rate. Slide 37 end notes Note: See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures. 40